UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

TRYON ALPHA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53139	26-1530805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Tryon Street, Suite 307, Charlotte, North Carolina 28202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 372-2218

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 1, 2011, the board of directors of Tryon Alpha, Inc. (“we,” “us” or the “Company”), after discussion with our independent registered public accounting firm, concluded that the previously issued financial statements contained in our Annual Report on Form 10-K for the year ended March 31, 2010 (“2010 10-K”) should no longer be relied upon because of errors in those financial statements, and that the Company would restate the financial statements (the “Restated 2010 Financial Statements”) contained in the 2010 10-K to make the necessary accounting corrections and adjustments.

As a result, in our Annual Report on Form 10-K for the year ended March 31, 2011 (the “2011 10-K”), the Company:

(a)	restated its balance sheet as of March 31, 2010 and its statement of operations for the year ended March 31, 2010; and
(b)	amended its Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) as it relates to the year ended March 31, 2010.

Background and Effects of the Restatement

The Company is a “blank check” shell company that was organized in November 2007 to investigate and acquire a target company seeking the perceived advantages of being a public corporation. The Company has not engaged in any operations or generated any revenue since its inception. Since its inception, the Company has relied on loans from or direct payments made by its stockholders to fund its operations.

During fiscal 2010, one of the Company’s stockholders paid expenses on behalf of the Company in the amount of $6,305 that we improperly recorded as a loan on the 2010 financial statements and on which amount we improperly recorded an interest expense in an amount equal to $1,647. In fact, the amounts paid by the stockholder should have been recorded as amounts payable to a related party in the liabilities section of our balance sheet as of March 31, 2010. These errors necessitated the following corrections to our balance sheet as of March 31, 2010 and our statement of operations for the year ended March 31, 2010:

	Before Restatement	After Restatement	Change

Balance Sheet

Liabilities and Stockholders’ Deficit

Note payable to related party	$15,455	$9,150	$(6,305)
Accrued interest to a related party	$—	$1,647	$1,647
Payable to Shareholder	$—	$10,940	$10,940
Accrued expense	$5,935	$—	$5,935

Stockholders’ Deficit
Retained deficit	$(21,492)	$(21,837)	$(345)

Statement of Operations

Expenses

Total expenses	$5,454	$5,899	$(445)

Other (Expenses)/Income

Interest expense	$832	$732	$100
Net loss	$(6,286)	$(6,631)	$345

The effect of correcting the error has been recorded on the applicable statements in the Restated 2010 Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011 (“2011 Annual Report”). The adjustments made as a result of the restatement are discussed in Note J “Correction of Errors and Restatements” of the Notes to Financial Statements included in the 2011 Annual Report.

Management of the Company has determined that the errors in the 2010 financial statements contained in the 2010 10-K demonstrate material weaknesses in the Company’s disclosure controls and procedures and internal control over financial reporting. A description of the control deficiencies identified by management as a result of our internal reviews and management’s plan to remediate those deficiencies is set forth below.

Material Weaknesses in Internal Control Over Financial Reporting

As disclosed in the 2011 Annual Report, management has concluded that, as of March 31, 2011, as a result of our failure to properly record basic ongoing expenses and liabilities, the Company’s disclosure controls and procedures were ineffective at the reasonable assurance level and the Company’s internal controls over financial reporting were ineffective based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, for the following reasons:

1.	We did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our personnel our accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.
2.	We did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements.
3.	We did not maintain effective controls over financial reporting. Specifically, controls were not designed and in place to ensure that the financial impact of certain complex equity transactions were appropriately and correctly reported. The transactions were identified by the auditors and calculated and reported correctly as of March 31, 2011.
4.	There existed a lack of segregation of duties in regard to the Company’s financial reporting, procedures for depositing of funds, procedures for cash disbursements, procedures for checkbook entries, period close procedures, and procedures for financial statement preparation, because we have only one officer who is responsible for all such duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRYON ALPHA, INC.

Date: July 8, 2011	By:	/s/ Mercer Cauley.
	Name:	Mercer Cauley
	Title:	President